UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 23, 2023

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware			001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Presidents Street,	Reston,	Virginia		20190
(Address of principal executive office)				(Zip Code)

 (571) 526-6000
(Registrants' telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 27, 2023, Leidos Holdings. Inc. (the “Company”) announced that, as part of a planned succession process, its Board of Directors (the “Board”) appointed Thomas A. Bell as the Company’s new Chief Executive Officer, expected to become effective May 3, 2023 (the “Effective Date”). Mr. Bell will succeed Roger A. Krone, who will retire as Chairman at the time of the Company’s 2023 annual meeting of stockholders (“2023 Annual Meeting”), and Chief Executive Officer as of the Effective Date. The Board expects to appoint Robert S. Shapard as independent, non-executive chair after the 2023 Annual Meeting and will also nominate Mr. Bell to the Board. To facilitate a seamless leadership transition, Mr. Krone will continue to work as a full time employee through July 31, 2023. He will then become a part-time advisor to the Company through March 29, 2024. The compensation terms relating to Mr. Krone’s transition have not yet been finalized and will be disclosed at that time.

Mr. Bell, age 62, has served since February 2018 as President – Defense Rolls-Royce plc; Chairman and CEO – Rolls-Royce North America (“Rolls-Royce”), one of the world’s preeminent manufacturers of highly-efficient integrated power and propulsion solutions. Mr. Bell was responsible for overseeing Rolls-Royce’s full range of business in North America, with responsibility for all U.S. based employees, facilities and customers. He also led Rolls-Royce’s U.S. government, state, and local stakeholder management for employees and presence in 26 states and Canada. Prior to his current role, Mr. Bell was senior vice president of global sales and marketing for defense, space and security at The Boeing Company (“Boeing”). Before joining Boeing in 2015, Mr. Bell was President of Rolls-Royce Defense Aerospace, having joined as President, Customer Business, North America in mid-2012. Previously, he spent over two decades with Boeing in a variety of leadership positions within the defense, space and security business and began his aerospace career with Lockheed Martin in human space flight.

The Board has approved the terms of Mr. Bell’s employment as Chief Executive Officer as set forth in an Executive Employment Agreement. Mr. Bell will receive a base salary of $1.25 million per year and participate in the Company’s annual incentive plans for executive officers as further described in the Company’s most recent annual proxy statement, with a target bonus of 150% of his annual base salary. He will receive an annual equity award for fiscal year 2023 as part of the Company’s annual equity award program with a grant date fair value of $4.5 million, which is expected to consist of 50% performance share awards, 30% performance restricted stock units and 20% stock options, in each case subject to the applicable vesting terms (including performance vesting terms) further described in the Company’s most recent annual proxy statement. All equity grants will be made under the Amended and Restated 2017 Omnibus Incentive Plan (the “2017 Plan”). He will also be eligible to receive an additional one-time sign-on cash bonus of up to $1.9 million, depending on exit conditions from Rolls-Royce, upon which the value of this additional bonus was based, with a prorated portion of such additional bonuses to be subject to repayment if Mr. Bell’s employment terminates under certain conditions prior to the second anniversary of the Effective Date. Mr. Bell will also be eligible to participate in other benefit plans consistent with the Company’s other executives.

Mr. Bell’s employment agreement provides severance benefits to him if his employment is terminated by the Company for reasons other than for cause, or by Mr. Bell for good reason (as each term is defined in the employment agreement). However, if such termination is within three months prior to or within 24 months immediately after a change in control of the company (the “change in control period”), Mr. Bell would receive a higher level of benefits. In addition, Mr. Bell would be entitled to receive certain benefits and outplacement services in the event of a qualifying termination under his employment agreement. Severance benefits under this agreement in connection with a change in control are “double trigger” and any payments under this agreement are subject to the recipient’s execution of a general release in favor of the company and its affiliates, as well as compliance with a perpetual confidentiality obligation, a nondisparagement obligation, a covenant not to compete and a covenant not to solicit our customers or employees during employment and for 24 months following any termination of employment. Finally, pursuant to the terms of the equity awards Mr. Bell receives under the Leidos 2017 Plan, if Mr. Bell is terminated by the Company for reasons other than for cause, by him for good reason, or by reason of his death or disability, he would be entitled to accelerated vesting, or pro-rated vesting, of his long-term incentive awards, depending on whether the termination is during a change in control period.

The foregoing summary of Mr. Bell’s Executive Employment Agreement is not complete and is qualified in its entirety by the Executive Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

A copy of the press release related to these announcements is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Executive Employment Agreement, dated February 23, 2023.
Exhibit 99.1	Press Release dated February 27, 2023, issued by Leidos Holdings, Inc.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and contained in Exhibit 101.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

Date:	February 27, 2023	By:	/s/ Benjamin A. Winter
Benjamin A. Winter
		Its:	Senior Vice President and Corporate Secretary